Southern Company Services, Inc.
                           241 Ralph McGill Boulevard
                                Atlanta, GA 30308
                                  404-506-7146




November 8, 2006


Securities and Exchange Commission
Washington, D.C.  20549

RE:      The Southern Company
         Southern Company Capital Trust VII
         Southern Company Capital Trust VIII
         -----------------------------------
         Registration Statement on Form S-3

Ladies and Gentlemen:

We transmit herewith for filing with the Commission on behalf of The Southern Company (the "Company"), Southern Company Capital Trust VII and Southern Company Capital Trust VIII, pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-3 relating to the issue of securities as described therein.

The Company is a well-known seasoned issuer as defined in Rule 405 promulgated under the Securities Act. The Registration Statement is being filed pursuant to General Instruction I.D under Form S-3 and shall become effective upon filing with the Commission. Pursuant to Rule 456(b), the Company has deferred payment of the registration fee required by Section 6(b)(2) of the Securities Act.

Please address any questions or comments regarding the Registration Statement to the undersigned at Southern Company Services, Inc., Atlanta, Georgia (404) 506-7146.

Yours very truly,

/s/Wayne Boston

Wayne Boston
Assistant Secretary